1. Amended and Restated Agreement and Declaration of Trust dated March 21, 2014 Incorporated by reference to PostEffective Amendment No. 16 to the Registrants Registration Statement filed on November 26, 2014.
2. Amended and Restated ByLaws dated as of October 17, 2014 Incorporated by reference to PostEffective Amendment No. 16 to the Registrants Registration Statement filed on November 26, 2014.
3. Management Contract with Putnam Investment Management, LLC dated February 27, 2014 Incorporated by reference to PostEffective Amendment No. 16 to the Registrants Registration Statement filed on November 26, 2014.
4. SubManagement Contract between Putnam Investment Management, LLC and Putnam Investments Limited dated February 27, 2014; schedule A dated March 7, 2014 Incorporated by reference to PostEffective Amendment No. 16 to the Registrants Registration Statement filed on November 26, 2014.